EXHIBIT 99.1

STEVIA CORP. ANNOUNCES INVESTOR UPDATE CONFERENCE CALL

INDIANAPOLIS, IN - (MARKETWIRE - January 26, 2015) - STEVIA CORP. (OTCQB: STEV) ("Stevia Corp" or the "Company"), an international farm management company and healthcare company focused on the commercial development of products that support a healthy lifestyle, including stevia and hemp and their compounds, is pleased to announce that the company will host a conference call on January 29, 2015 at 4:30 PM EST to discuss recent corporate news and its business goals for 2015. All shareholders as well as interested parties are invited and encouraged to participate.

The call can be accessed live by dialing (877) 440-5803. International callers can access the call by dialing (719) 325-4767. A simultaneous webcast of the call will be available by visiting http://www.steviacorp.com and clicking on the Webcast link.

The entire call will be archived including questions and answers and will we be available on the company's website after the call. The company will also provide a written transcript of the corporate presentation as part of a Schedule 14A filing with the United States Securities and Exchange Commission to be filed shortly after the call ends.

The company expects a significant number of participants on the call. Therefore, investors are encouraged to send questions immediately by emailing questions to questions@steviacorp.com. This will also be the format to ask questions during the call but to ensure that the company has time to review and respond to questions, the company is encouraging shareholders to email their questions as soon as possible prior to the call.

ABOUT STEVIA CORP. (OTCQB: STEV)

Stevia Corp. is a farm management company and healthcare company focused on developing highly nutritional, high value products through proprietary plant breeding, excellent agricultural methodologies and innovative post-harvest techniques. Stevia Corp invests in R&D and IP acquisition and manages its own propagation, nursery and plantations as well as provides services to contract growers and other industry growers. Stevia Corp was founded on the principal of implementing socially responsible, sustainable, quality agribusiness solutions to maximize the long-term efficient production of nutritional crops. For additional information please visit: www.steviacorp.us.

ABOUT THE HEMP INDUSTRY SECTOR

Hemp is a crop that can be grown for food and non-food purposes. As a result of its numerous nutritional benefits, many new food products containing hemp seed and its oil are finding their way into the marketplace, including protein mixes, pasta, tortilla chips, salad dressings, snack products and frozen desserts. Non-dairy hemp "milk" beverages, which provide significant amounts of omega 3
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essential fatty acids (EFAs) and protein,  are also available.  Hemp oil is also
used  in  nutraceuticals   and  health  care  products  as  well  as  industrial
applications.

As an industrial fiber source, hemp is undergoing rapid growth as a natural fiber in everything from clothing and textiles to automotive composites. The fiber is also gaining popularity as a building material such as insulation.

The Hemp Industries Association (HIA) estimated that the 2013 retail sales value of hemp food and body care products in the United States was $184 million. When clothing, paper, auto parts, building materials and various other products are included, the HIA estimates that the total retail value of hemp products sold in the US in 2013 to be at least $581 million and included more than 50,000 products.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, annual retail value of hemp products sold in the U.S., growth of industrial hemp product industry, product development and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:
Stevia Corp. Investor Relations
Email: ir@steviacorp.com
Tel: +1-888-250-2566
Web: www.steviacorp.com